As filed with the Securities and Exchange Commission on September 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CISION LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 E. Randolph Street 7th Floor Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Cision Ltd. 2017 Omnibus Incentive Plan

(Full title of the plan)

Jack Pearlstein

Chief Financial Officer

130 E. Randolph Street

7th Floor

Chicago, Illinois 60601

(301) 459-2827

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value $0.0001 per share	3,000,000(3)	$6.82	$$20,460,000	$$2,479.76

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares.

(2)	The proposed maximum offering price is calculated pursuant Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices for the ordinary shares as reported on the New York Stock Exchange on September 4, 2019 solely for the purpose of calculating the registration fee.

(3)	Represents additional ordinary shares of Cision Ltd. that were authorized for issuance under the Cision Ltd. 2017 Omnibus Incentive Plan on August 28, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Cision Ltd. (the “Company”) for the purpose of registering additional ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) under the Cision Ltd. 2017 Omnibus Incentive Plan (the “Plan”). The number of Ordinary Shares available for issuance under the Plan was increased to 9,100,000 shares at the Company’s Annual General Meeting of Shareholders held on August 28, 2019. This Registration Statement registers the 3,000,000 additional Ordinary Shares available for issuance under the Plan as a result of such approval.

The Ordinary Shares registered pursuant to this Registration Statement are of the same class of securities as the 6,100,00 Ordinary Shares registered for issuance under the Plan pursuant to the Registration Statement on Form S-8 (Registration No. 333-220345) filed on September 5, 2017 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Cision Ltd. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 1, 2019; as amended by Amendment No. 1 to Form 10-K, as filed with the Commission on April 5, 2019;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, as filed with the Commission on May 10, 2019 and August 9, 2019, respectively, and all of the Company’s Current Reports on Form 8-K filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018 (other than the portions of those documents furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K); and

(c) The description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-38140) filed with the Commission on June 29, 2017, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Walkers

10.1	Cision Ltd. 2017 Omnibus Incentive Plan (As Amended and Restated July 24, 2019) (incorporated by reference to Exhibit 10.1 of Cision Ltd.’s Current Report on Form 8-K filed on August 30, 2019)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Walkers (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on September 6, 2019.

CISION, LTD.

By:	/s/ Jack Pearlstein
Name:	Jack Pearlstein
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Kevin Akeroyd, Jack Pearlstein and Kristie Scott, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 6, 2019, in the capacities indicated.

Name	Title

/s/ Kevin Akeroyd	President, Chief Executive Officer and Director
Kevin Akeroyd	(Principal Executive Officer)

/s/ Jack Pearlstein	Chief Financial Officer
Jack Pearlstein	(Principal Accounting and Financial Officer)

/s/ Mark M. Anderson	Director and Chairman of the Board
Mark M. Anderson

/s/ Mark D. Ein	Director and Vice Chairman of the Board
Mark D. Ein

/s/ Philip A. Canfield	Director
Philip A. Canfield

/s/ L. Dyson Dryden	Director
L. Dyson Dryden

/s/ David J. Krantz	Director
David J. Krantz

/s/ Stephen P. Master	Director
Stephen P. Master

/s/ Susan Vobejda	Director
Susan Vobejda

/s/ Stuart Yarbrough	Director
Stuart Yarbrough

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, Cision Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: September 6, 2019	By:	/s/ Kevin Akeroyd
Name: Kevin Akeroyd
Title: Authorized Representative in the United States